Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Dividend Advantage Municipal Fund
811-09475

The annual meeting of shareholders was held on July 25, 2011, at the offices of Nuveen Investments; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment
 Policies. The meeting was subsequently adjourned to August 31, 2011 and additionally adjourned to October 19, 2011 and November 16, 2011.

Voting results are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred shares voting
together as a class
To approve the elimination of the Funds
fundamental investment policy relating to the Funds ability to make loans


   For
          20,007,305
            4,618,817
   Against
            1,274,675
               515,481
   Abstain
               763,730
               185,875
   Broker Non-Votes
            4,654,043
            1,409,263
      Total
          26,699,753
            6,729,436



To approve the new fundamental
investment policy relating to the Funds
ability to make loans


   For
          19,963,407
            4,607,807
   Against
            1,289,720
               524,514
   Abstain
               792,583
               187,852
   Broker Non-Votes
            4,654,043
            1,409,263
      Total
          26,699,753
            6,729,436

Proxy materials are herein incorporated by reference to the SEC filing on June 22, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11- 060814.